SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


  CB &T HOLDING CORPORATION                    CRESCENT CAPITAL TRUST I
  (Exact name of Registrant                  (Exact name of Registrant as
 as specified in its charter)              specified in its trust agreement)

         LOUISIANA                                    DELAWARE
(State or other jurisdiction of             (State or other jurisdiction of
 incorporation or organization)              incorporation or organization)

        72-1284224                                   72-6198667
    (I.R.S. Employer                             (I.R.S. Employer
   Identification No.)                          Identification No.)

                        ______________________________
                        1100 POYDRAS STREET, SUITE 100
                         NEW ORLEANS, LOUISIANA 70112
                              (504) 525-4381
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)



If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to Section           securities pursuant to Section
12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
effective pursuant to General            effective pursuant to General
Instruction A.(c), please check          Instruction A.(d), please check the
the following box. /X/                   following box./ /


         Securities Act registration statement file number to which this form relates: 333-86571 and 333-86571-1

    Securities to be registered pursuant to Section 12(b) of the Act:


           TITLE OF CLASS                           NAME OF EXCHANGE

Cumulative Trust Preferred Securities            American Stock Exchange
   of Crescent Capital Trust I
Junior Subordinated Deferrable Interest
   Debentures of CB&T Holding Corporation
Guarantee of CB&T Holding Corporation
   with respect to the Trust Preferred
   Securities



    Securities to be registered pursuant to Section 12(g) of the Act: None



              INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee" in the Registrants' Registration Statement on Form S-1 (Registration No. 333-86571 and 333-86571-01) filed with the Commission on September 3, 1999, as amended (the "Form S-1"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

Item 2.   EXHIBITS

      4.1 Indenture of CB&T Holding Corporation relating to the Junior Subordinated Debentures.(1)

      4.2 Form of Certificate of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.1).

      4.3     Certificate of Trust of Crescent Capital Trust I.(2)

      4.4 Form of Amended and Restated Trust Agreement of Crescent Capital Trust I.(3)

      4.5 Form of Trust Preferred Security Certificate of Crescent Capital Trust I.(4)

      4.6 Form of Guarantee of CB&T Holding Corporation relating to the Trust Preferred Securities.(5)
____________________________________

(1)  Incorporated by reference to Exhibit 4.1 to the Form S-1.
(2)  Incorporated by reference to Exhibit 4.3 to the Form S-1.
(3)  Incorporated by reference to Exhibit 4.4 to the Form S-1.
(4)  Incorporated by reference to Exhibit 4.5 to the Form S-1.
(5)  Incorporated by reference to Exhibit 4.6 to the Form S-1.


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                                 SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 CB&T HOLDING CORPORATION



Date: October 29, 1999           By:/s/ F. William Haacke, Jr.
                                    --------------------------
                                    F. William Haacke, Jr., Vice President
                                     and Chief Financial Officer



                                 CRESCENT CAPITAL TRUST I



Date: October 29, 1999           By:/s/ Paul R. Trapani, Jr.
                                    ------------------------
                                    Paul R. Trapani, Jr., Administrative
                                     Trustee























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